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                          COOPERATIVE VENTURE AGREEMENT

                                  BY AND AMONG

                             HYPERTV NETWORKS, INC.,

                              LIBERTY LIVEWIRE, LLC

                                       AND

                           HYPERTV WITH LIVEWIRE, LLC

                              DATED: APRIL 13, 2000


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                                TABLE OF CONTENTS

         ARTICLE 1 - DEFINITIONS..................................................................................4
                  1.1.     Definitions............................................................................4

         ARTICLE 2 - ACTIVITIES, RESPONSIBILITIES AND COMPENSATION
         OF THE PARTIES ..........................................................................................7
                  2.1.     Responsibilities of the Parties - General..............................................7
                  2.2.     The Company............................................................................8
                  2.3.     Livewire...............................................................................9
                  2.4.     HTVN .................................................................................10

         ARTICLE 3 - LIVEWIRE COMMON STOCK PURCHASE WARRANT .....................................................11
                  3.1.     The Warrant...........................................................................11
                  3.2.     Registration Rights...................................................................12

         ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF THE PARTIES ..............................................12
                  4.1.     Representations and Warranties of HTVN................................................12
                  4.2.     Representations and Warranties of Livewire............................................14
                  4.3.     Survival..............................................................................15

         ARTICLE 5 - ADDITIONAL COVENANTS OF THE PARTIES ........................................................15
                  5.1.     Additional DVD Revenue Opportunities..................................................15
                  5.2.     Provision of Competitive Services.....................................................15
                  5.3.     Additional Services to the Company....................................................15
                  5.4.     Business Opportunities................................................................15
                  5.5.     Confidentiality.......................................................................16
                  5.6.     Pursuit of Rights.....................................................................16
                  5.7.     Delivery of Bills.....................................................................16

         ARTICLE 6 - DISPOSITION OF THE PARTIES' INTERESTS
         IN THE COMPANY .........................................................................................16

         ARTICLE 7 - INDEMNIFICATION.............................................................................17

         ARTICLE 8  - LIMITATION OF LIABILITY....................................................................17

         ARTICLE 9  - INSURANCE..................................................................................17

         ARTICLE 10 - NON-SOLICITATION...........................................................................17

         ARTICLE 11 - TERM AND TERMINATION.......................................................................18
                  11.1.    Term..................................................................................18
                  11.2.    Termination...........................................................................18
                  11.3.    Effect of Termination.................................................................18

                                      2
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         ARTICLE 12 - MISCELLANEOUS..............................................................................19
                  12.1.    Limits of the Parties.................................................................19
                  12.2.    Expenses..............................................................................19
                  12.3.    Termination of Covenants, Representations and Warranties..............................19
                  12.4.    Notices...............................................................................19
                  12.5.    Entire Agreement; Modifications; Waiver...............................................20
                  12.6.    Successors and Assigns  ..............................................................20
                  12.7.    Execution and Counterparts............................................................20
                  12.8.    Governing Law and Severability........................................................21
                  12.9.    Publicity.............................................................................21
                  12.10.   Captions..............................................................................21
                  12.11.   Schedules and Exhibits................................................................21

                             SCHEDULES AND EXHIBITS

SCHEDULES:

HTVN - Compliance ............................................................................................4.1.4
Livewire - Compliance ........................................................................................4.2.4

EXHIBITS:

Company/Livewire License..........................................................................................A
HyperTV Patents and Pending Patents...............................................................................B
ACTV Individualized Television Patents and Pending Patents........................................................C
Registration Rights Agreement.....................................................................................D
Warrant...........................................................................................................E

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                          COOPERATIVE VENTURE AGREEMENT

         This Agreement (the "Agreement") is entered into this 13th day of April, 2000 by and among HYPERTV NETWORKS, INC., a Delaware corporation, having an office at 1270 Avenue of the Americas, New York, NY 10020 ("HTVN"), LIBERTY LIVEWIRE, LLC, a Delaware limited liability company, having an office at 9197 South Peoria Street, Englewood, CO 80112 ("Livewire") and HYPERTV WITH LIVEWIRE, LLC, a Delaware limited liability company whose sole members are HTVN and Livewire (the "Company"). HTVN, Livewire and the Company are referred to herein each individually as a "Party" and collectively as the "Parties."

                                    RECITALS:

         WHEREAS, HTVN and Livewire desire to enter into a cooperative relationship to:

                  (a) promote the widespread development of the HyperTV Technology (as defined below) to enhance the experience of television viewers, programmers and advertisers;

                  (b) use and promote the HyperTV Technology as the defacto solution for synchronous delivery of web and television content, for both narrowband and broadband applications as provided in the patents and pending patents listed in Schedule B attached hereto; and

                  (c) protect the competitive advantages conferred by the HyperTV Technology;

         WHEREAS, HTVN and Livewire have formed the Company, whose primary responsibility will be the coordination and management of the marketing and sales of the HyperTV Technology in the Field of Use (as defined below);

         WHEREAS, HTVN is granting a license to the Company and Livewire to perform and provide certain services with respect to the HyperTV Technology; and

         WHEREAS, HTVN, the Company and Livewire are assuming certain responsibilities and expect to derive certain revenues through the Company in connection with the HyperTV Technology as set forth herein.

         NOW, THEREFORE, the Parties, intending to be legally bound hereby, agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

1.1     DEFINITIONS:   As used herein, the following terms shall have the
        corresponding meanings:

1.1.1                  ACTV means ACTV, Inc., a Delaware corporation.

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1.1.2                  AFFILIATE of any person or entity means another
                       person or entity, of which the first person or entity owns, directly or through one or more Affiliates, capital stock or other ownership interests representing, on a fully-diluted basis, a majority of the total equity interests and a majority of the total equity voting power.

1.1.3 AUTHORING SERVICES means the creation of any content for HyperTV Distributed Community Networks.

1.1.4 CLIENTS means the clients who have purchased HyperTV Technology products and services marketed and sold by or on behalf of (i) the Company or (ii) Livewire as provided in Section 2.3.4.

1.1.5 COMPANY/LIVEWIRE LICENSE means the worldwide, perpetual, fully-paid license granted to the Company and Livewire by HTVN with respect to the HyperTV Technology, which license shall be exclusive in the Field of Use, substantially in the form of Exhibit A hereto.

1.1.6 DCN means the Distributed Community Network UNIX-based software package, which provides the foundational end user connection management, chat and synchronization means for the HyperTV Technology and all releases, updates, enhancements and modifications thereof.

1.1.7 DVD means a Digital Versatile Disc, a popular consumer device used for the high quality display of full motion MPEG video/audio content on a DVD playback device.

1.1.8 EVENT BROADCAST SERVICES means the operation and monitoring of HyperTV Distributed Community Networks to support the broadcast of HyperTV events, whether automated or manually-controlled and whether live or prerecorded.

1.1.9 FIELD OF USE means any use of HyperTV Technology in connection with all television, video and filmed content of any kind, including without limitation long-form television programming of any kind (including serials, specials, mini-series, movies of the week, news, and infotainment), commercial advertising (including both infomercials and short-form spots), music videos, theatrical releases, and non-theatrical feature films of any kind, pay-per-view, foreign language, business-to-business programming represented by corporate communications, fully programmed non-commercial television networks that are biographical, informational, educational or non-fiction such as PBS, promotional programming, and specialty programming such as used by On Command, in any case whether distributed to the viewer by over-the-air broadcast, cable, satellite, streaming media, DVD, videotape or other method (whether narrowband or broadband). Anything contained herein to the


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                       contrary notwithstanding, the Field of Use
                       excludes: (i) e-School-Registered Trademark-'s educational and instructional programming, whether distributed to the learner/student by over-the-air broadcast, cable, satellite, streaming media, DVD, videotape or other method (whether narrowband or broadband); (ii) training programming for corporations and government agencies (provided that if Livewire has an existing relationship with an existing client, HTVN and Livewire will work together to apportion the provision of services to such client by and among each other in an equitable manner); and (iii) Authoring Services provided in conjunction with ACTV's Individualized Television.

                       The Parties anticipate that business-to-business programming will fall within either of two areas: corporate communications or training. If the business-to-business programming is not in one of those two areas, the Parties agree to allocate, in good faith, the respective responsibilities and Revenues relating to such business-to-business programming.

1.1.10 HOSTING SERVICES means the distribution and hosting of content and services for Clients to utilize, and for consumers to access, HyperTV Distributed Community Networks. Hosting Services include the facilities, hardware, bandwidth and technical expertise necessary to support the HyperTV experience.

1.1.11 HYPERTV DISTRIBUTED COMMUNITY NETWORKS means the overall hardware and software platform (including the DCN) required for delivery of the HyperTV experience.

1.1.12 HYPERTV TECHNOLOGY means the HyperTV patents and patent applications listed on Exhibit B hereto, and all technology, trade secrets and know-how of ACTV, HTVN or any other direct or indirect subsidiary of ACTV related to the synchronized delivery of video, on the one hand, and Web-based programming or other content, on the other hand, including proprietary software technologies, software methods, and plug-ins. HyperTV Technology explicitly includes the selection of the video and/or content based on stored user profiling; wherein such profile information is collected over the Internet or World Wide Web.

1.1.13 HVPERTV TECHNOLOGY LICENSE FEE means a fee payable to HTVN, charged by the Parties or incorporated by the Parties in any quotations, billings, invoices or other charges to Clients, for the use of the HyperTV Technology.

1.1.14 IMPROVEMENTS means any and all improvements, refinements, enhancements, upgrades, revisions, bug fixes, and other modifications of the HyperTV Technology.


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1.1.15                 INDIVIDUALIZED TELEVISION means video programming
                       that is enhanced with additional video, graphic and/or audio signals related in content and time such that viewers see and/or hear only certain of the signals at a given moment and the others remain transparent, and in response to the viewer's inputs to programming options or to stored selection criteria (e.g., personal profile) the individualized programming switches from one signal to another, giving the viewer an appropriate response. Individualized Television includes all technology, trade secrets and know-how of ACTV or any other direct or indirect subsidiary of ACTV related to such video programming and the ACTV patents and pending patents listed on Exhibit C hereto.

1.1.16 REGISTRATION RIGHTS AGREEMENT means the agreement pursuant to which Livewire agrees to cause the issuer to register, for the benefit of HTVN, or its assignee, the shares of common stock underlying the Warrant, in substantially the form of Exhibit D hereto.

1.1.17 REVENUES means any and all sums paid by Clients or other third parties to any Party, in cash or in kind, in connection with, or for the use of, the HyperTV Technology and/or services to be provided by the Parties as described herein, without any deduction.

1.1.18 TECHNICAL QUALITY CONTROL SERVICES means the review of content to ensure that content is compatible with HyperTV Distributed Community Networks and conforms to the Client's specifications.

1.1.19 VENTURE means the business venture that is the subject of this Agreement.

1.1.20 WARRANT means the common stock purchase warrant issued by Livewire to HTVN, or its assignees, as described in Article 3 of this Agreement, substantially in the form of Exhibit E hereto.

                                    ARTICLE 2
          ACTIVITIES, RESPONSIBILITIES AND COMPENSATION OF THE PARTIES

2.1 RESPONSIBILITIES OF THE PARTIES - GENERAL:

2.1.1 The Venture is a cooperative venture whose success depends on each of the Parties performing the tasks for which it is responsible under this Article 2, and each Party shall render all services to be provided hereunder to Clients in a competent and workmanlike manner.

2.1.2 Livewire and HTVN will each be solely responsible for establishing the terms and conditions on which they will provide to Clients, directly or through the Company, the services to be provided by such Parties in connection with this Agreement, including the fees and expenses to be charged by such Parties for such services. Subject to the first sentence of this
                       Section 2.1.2, the Parties shall actively consult with one another and

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                       cooperate in good faith to coordinate such terms,
                       conditions, fees and expenses, with the goal of maximizing the success of the Venture.

2.2     THE COMPANY:

2.2.1 The Company is intended to be the primary sales and billing entity for HyperTV Technology and will coordinate and manage the marketing and sale of HyperTV Technology in the Field of Use.

2.2.2 The Company will use commercially reasonable efforts to diligently and actively develop, promote, market and sell products and services incorporating the HyperTV Technology in agreed upon markets, in accordance with and subject to the limitations set forth in this Agreement.

2.2.3 Clients will have the opportunity to purchase Authoring Services, Hosting Services, use of the HyperTV Technology, e-commerce and advertising enabling, data management services and any other services offered by or through the Company from time to time on either a bundled or "a la carte" basis, with the aggregate fees and expenses for such services quoted and billed by the Company on such basis as the Company shall determine from time to time to be appropriate (including, where the Company determines appropriate, single price or "all-in" pricing for the services purchased). Such services will be provided by Livewire and HTVN as provided for in this Agreement.

2.2.4 The Company will (a) pay Livewire and HTVN a fee determined pursuant to Section 2.1.2 for all services provided by Livewire and HTVN through the Company or
                       (b) allocate and remit to Livewire and HTVN, respectively, the fees collected by the Company for such services from Clients, in each case in accordance with procedures established by the Company from time to time and approved in writing by Livewire and HTVN (which approval will not be unreasonably withheld or delayed). The Company shall not retain any fees and expenses collected from Clients, except by the mutual consent of the Parties.

2.2.5 The Parties will work together to minimize expenditures at the Company level, and, to that end, the Company will have limited personnel, if any. HTVN and Livewire will make available to the Company, on a fair and commercially reasonable basis, marketing and sales personnel as well as personnel to perform administrative and bookkeeping functions. If the Parties determine that the Company needs to have its own personnel, they will mutually agree on a budget for such personnel. Neither HTVN nor Livewire will authorize any expenditures by the Company, or for which the Company may be liable, without the prior written consent of the other (which consent shall not be unreasonably withheld or delayed), or in accordance with a budget approved in writing by both Parties.

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2.2.6                  Initially, the Company will focus its sales and
                       marketing efforts on the United States and Europe, and will expand into other markets upon the mutual agreement of the Parties, which agreement shall not be unreasonably withheld or delayed.

2.2.7 HTVN and Livewire shall each own fifty percent (50%) of the equity interests and voting power of the Company and shall each appoint an equal number of representatives to the managing body of the Company. The Company's managing body will initially consist of Bruce Crowley and Bill Airy, representing HTVN and Livewire, respectively.

2.2.8 The Company shall provide to both HTVN and Livewire all financial statements and reports of the Company necessary to allow HTVN and Livewire and their Affiliates to make their required Securities and Exchange Commission filings in a timely fashion.

2.3     LIVEWIRE:

         Livewire will be responsible for, and will derive Revenue from, the following activities:

2.3.1 Livewire shall provide distribution and Hosting Services to Clients at facilities operated or contracted for by Livewire from time to time, and shall have the exclusive right to provide such services to third parties in the Field of Use. Livewire's right of exclusivity for distribution and Hosting Services shall not preclude any Client or its Affiliate from performing its own distribution and Hosting Services for HyperTV Distributed Community Networks, utilizing primarily its own personnel, through facilities owned and operated by such Client or Affiliate. If HTVN or the Company license the HyperTV Technology to any person outside the Field of Use and such person does not intend to provide its own Hosting Services, HTVN or the Company, as applicable, shall use commercially reasonable efforts to provide Livewire with an opportunity to bid on the provision of such services.

2.3.2 Livewire shall provide Event Broadcast Services and Technical Quality Control Services to Clients using qualified personnel at facilities operated by or contracted for by Livewire from time to time, and shall have the exclusive right to provide such services; provided, that, during the transition period, HTVN shall provide such services concurrently with Livewire and cooperate with Livewire to provide the training and technology support necessary for Livewire to provide such services after such transition period.

2.3.3 Livewire shall provide Authoring Services to Clients, and shall have the exclusive right to provide such services in the Field of Use, except as provided in the following two sentences. Livewire's right of exclusivity for Authoring Services shall not preclude any Client or its Affiliate from

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                       performing its own Authoring Services for HyperTV
                       Distributed Community Networks, utilizing primarily its own personnel, through facilities owned and operated by such Client or Affiliate. In addition HTVN will have the right to provide Authoring Services, (i) outside the Field of Use and (ii) on a limited basis, in the Field of Use, as mutually agreed upon by the Parties. In the event Livewire chooses not to provide Authoring Services to certain Clients, HTVN may, in its own discretion, provide Authoring Services to such Clients.

2.3.4 Livewire may from time to time provide Authoring Services, Hosting Services and other services relating to HyperTV to Clients in conjunction with Livewire's general production, post-production, transmission, archiving and related services. In that connection, the Company may from time to time authorize Livewire to provide the HyperTV Technology to Livewire's clients, on behalf of the Company, on such basis as the Company shall determine to be appropriate. In such event, Livewire will collect the HyperTV Technology License Fee on behalf of the Company and remit such fee to HTVN in accordance with procedures established for such circumstances by the Company. The Company may from time to time authorize HTVN to provide e-commerce enabling, advertising enabling and data management services (excluding Hosting Services and Authoring Services) to the Company's clients, on behalf of the Company, on such basis as the Company shall determine to be appropriate.

2.3.5 With respect to the provision of Hosting Services, Livewire will use commercially reasonable efforts to support a minimum of one million (1,000,000) concurrent users in one or more data centers by September 30, 2000.

2.4     HTVN:

        HTVN will be responsible for, and will derive Revenue from the following:

2.4.1 The HyperTV Technology License Fee, which may be expressed as a separate line item or may be bundled into the services provided by the Parties.

2.4.2 e-commerce enabling such as striping, encoding, filtering, targeting, technical integration, transactional quality control, reporting click-through and associated data and fulfillment.

2.4.3 Advertising enabling such as striping, encoding, inserting, filtering, targeting, sequencing, reporting click-through and associated data, permission based marketing and fulfillment.

2.4.4                  Data management services.

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2.4.5                      Initially providing Event Broadcast Services and
                           Technical Quality Control Services during the transition period.

2.4.6 HTVN shall maintain and develop ongoing Improvements to the HyperTV Technology, including software updates, revisions and modifications thereto, as HTVN and/or the Company shall reasonably request.

2.4.7 HTVN shall have the responsibility to defend the HyperTV Technology against infringements or violations. In general, upon the discovery of any infringement of the HyperTV Technology, HTVN shall have the sole right to take appropriate action to suppress such infringement, including the sole right to determine whether or not any action shall be taken on account of such infringement or violation of the HyperTV Technology, and the right to negotiate and enter into a pre-litigation or pending-litigation settlement with the identified infringer and HTVN shall receive any sums recovered in such suits or settlements. Any such settlement by HTVN may include the grant of a non-exclusive license to use all or part of the HyperTV Technology PROVIDED that no such license shall conflict with or limit in any material respect Livewire's rights of exclusivity with respect to the provision of Authoring Services and Hosting Services in the Field of Use without the prior written consent of Livewire, which consent shall not be unreasonably withheld or delayed.

                           HTVN shall from time to time consult with Livewire in good faith with respect to any infringements and violations, and if Livewire so requests, will provide Livewire with a reasonable opportunity to join HTVN in any action to suppress such infringements or violations near the onset of such suits, provided that in such event all costs, expenses, and attorneys fees incurred shall be shared equally between the Parties herein and neither Party shall settle any such action without the consent of the other, which consent shall not be unreasonably withheld or delayed. In such a jointly prosecuted suit, any sums recovered in the suit or in settlement thereof shall be used, first, to pay any outstanding bills for expenses arising from the prosecution and any settlement of the suit, and to reimburse the Parties herein for their contributions to such expenses; and, then, any remainder shall be shared by the Parties.

                                    ARTICLE 3
                     LIVEWIRE COMMON STOCK PURCHASE WARRANT

3.1 THE WARRANT: Upon the execution of this Agreement, Livewire shall issue to HTVN, or its designee, the Warrant. The Warrant, in substantially the form of Exhibit D attached hereto, shall entitle HTVN, or its assignees, to purchase up to 2,500,000 shares of the Class A Common Stock of the Todd-AO Corporation ("Todd") as in effect immediately following the reclassification provided for in the Agreement and Plan of Merger dated as of December 10, 1999 among Todd, Liberty Media Corporation, B-Group Merger Corp.


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         and AT& T Corp., at an exercise price of $30.00 per share for a period of fifteen (15) years from the date of this Agreement.

3.2 REGISTRATION RIGHTS HTVN shall be entitled to registration rights with respect to shares of the Class A Common Stock issuable upon exercise of the Warrant (as set forth in the Registration Rights Agreement in the form of Exhibit E hereto).

                                    ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF THE PARTIES

4.1 REPRESENTATIONS AND WARRANTIES OF HTVN: Except as set forth herein, including the Schedules to this Agreement, HTVN hereby represents and warrants to Livewire as of the date of this Agreement as follows:

4.1.1 ORGANIZATION, STANDING, AND POWER. HTVN is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as currently conducted and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.

4.1.2 AUTHORITY FOR AGREEMENT. The execution, delivery, and performance of this Agreement by HTVN have been duly authorized by all necessary corporate action, and this Agreement constitutes the valid and binding obligation of HTVN enforceable against it in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights. The execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by HTVN will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, HTVN's Certificate of Incorporation or By-Laws or any indenture, lease, loan agreement or other material agreement or instrument to which HTVN is a party or by which it or any of its properties is bound or any decree, judgment, order, statute, rule or regulation applicable to HTVN.

4.1.3 GOVERNMENTAL CONSENT. No material consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of HTVN in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated by this Agreement.

4.1.4 COMPLIANCE. HTVN is not in violation of its Certificate of Incorporation or By-Laws, or any material term of any instrument, indenture, loan agreement, or other agreement, or any judgment, decree, order, statute, rule or regulation applicable to HTVN. HTVN has complied in all


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                      material respects with all laws and regulations
                      applicable to its business, except as otherwise disclosed in Schedule 4.1.4. attached hereto.

4.1.5 SEC AND OTHER DOCUMENTS. HTVN has furnished to Livewire a true, correct and complete copy of each statement, report, and other document filed with the United States Securities and Exchange Commission by ACTV and/or HTVN since December 31, 1998 and a true, correct and complete copy of the License Agreement dated March 8, 1999, by and among ACTV and HTVN.

4.1.6 INTELLECTUAL PROPERTY. HTVN is the holder of all of the rights, titles and interests that are necessary for the grant of the use licenses provided in this Agreement and the Company/Livewire License. The business of HTVN is being carried out without, to the knowledge of HTVN, conflict with any U.S. patents, licenses, trademarks, copyrights, trade names and trade secrets of any other persons.

                      To the best knowledge of HTVN, no interferences, reexaminations or reissues are currently being conducted within the United States Patent and Trademark Office with respect to any of the patent or patent applications listed in Exhibit B. No statutory disclaimers were filed within the United States Patent and Trademark Office with respect to any of the patent or patent applications listed in Exhibit B, other than any terminal disclaimers that would not result in any such patent expiring prior to the 20th anniversary of the earliest priority date applicable to any of the patents and patent applications listed in Exhibit B.

                      HTVN shall indemnify Livewire from and against all liabilities or losses, including without limitation reasonable attorneys' fees, arising out of any final non-appealable judgment by a U.S. court of competent jurisdiction ("Judgment") to the effect that the use of the HyperTV Technology alone by the Company or Livewire in accordance with this Agreement violates or infringes any valid and enforceable U.S. patent, copyright, trade secret or other intellectual property right of any other person existing on the date of this Agreement, without regard to the knowledge of HTVN, or conflicts with any license heretofore granted by HTVN or any of its predecessors or Affiliates; PROVIDED, HOWEVER, that (i) the aggregate liability of HTVN to Livewire under this sentence shall in no event exceed the value of the Warrant paid by HTVN at the date of the Judgment, plus any appreciation theretofore realized or accrued by HTVN in respect of shares acquired upon exercise of the Warrant (determined on an after tax basis, if applicable), and (ii) if HTVN shall have any liability to Livewire under this sentence, HTVN shall have the right to satisfy that liability in whole or in party by (A) canceling Share Purchase Rights (as defined in the Warrant) and/or (B) surrendering shares of common stock acquired upon exercise of the Warrant, in either case having an aggregate value at the date of such Judgment equal to such liability of HTVN hereunder.

4.1.7 BOARD AND STOCKHOLDER APPROVAL. The Board of Directors of HTVN and ACTV, as sole stockholder of HTVN, have approved this Agreement and the transactions contemplated hereby.

4.2 REPRESENTATIONS AND WARRANTIES OF LIVEWIRE: Except as set forth herein, including the Schedules to this Agreement, Livewire hereby represents and warrants to HTVN as of the date of this Agreement as follows:

4.2.1 ORGANIZATION, STANDING, AND POWER. Livewire is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority as a limited liability company to conduct its business as currently conducted and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.

4.2.2 AUTHORITY FOR AGREEMENT. The execution, delivery, and performance of this Agreement by Livewire have been duly authorized by all necessary company action, and this Agreement constitutes the valid and binding obligation of Livewire enforceable against it in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights. The execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by Livewire will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, Livewire's Certificate of Formation or operating agreement or any indenture, lease, loan agreement or other material agreement or instrument to which Livewire is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to Livewire.

4.2.3 GOVERNMENTAL CONSENT. No material consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of Livewire in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated by this Agreement.

4.2.4 COMPLIANCE. Livewire is not in violation of its Certificate of Formation or operating agreement, or any material term of any instrument, indenture, loan agreement, other agreement, or any judgment, decree, order, statute, rule or regulation applicable to Livewire. Livewire has complied in all material respects with all laws and regulations applicable to its business, except as otherwise disclosed in
                      Schedule 4.2.4. hereto.

4.2.5 DOCUMENTATION. Livewire has provided ACTV and HTVN with drafts of the preliminary proxy statement of Todd pursuant to HTVN's due diligence request.

4.2.6 MEMBER APPROVAL. In its capacity as sole member of Livewire, Liberty Media Corporation has authorized Livewire to enter into this Agreement and the transactions contemplated hereby.

4.3 SURVIVAL. Each of the representations and warranties set forth in Sections 4.1 and 4.2 shall survive the execution and delivery of this Agreement, notwithstanding any prior due diligence or other investigation by the Parties hereunder.

                                    ARTICLE 5
                       ADDITIONAL COVENANTS OF THE PARTIES

5.1 ADDITIONAL DVD REVENUE OPPORTUNITIES: In the event that any application of the HyperTV Technology for use with DVDs results in incremental revenue opportunities not contemplated by this Agreement (i.e. revenue opportunities not related to Authoring Services, Hosting Services and DVD mastering services for Livewire, or the HyperTV Technology License Fee, e-commerce and advertising enabling, and data management services for HTVN), the Parties shall negotiate reasonably and in good faith with respect to the apportionment of such additional DVD revenue opportunities and the associated responsibilities. Notwithstanding the foregoing, the Parties acknowledge and agree that HTVN is required to obtain approval from Thomas R. Wolzein with respect to applications of the HyperTV Technology for use with DVDs pursuant to the Assignment Purchase Agreement dated April 7, 1999 by and among Thomas R. Wolzein and Media Online Services, Inc.

5.2 PROVISION OF COMPETITIVE SERVICES: HTVN and Livewire acknowledge that either HTVN and/or Livewire may from time to time market and provide other products and services to third parties generally in the interactive TV and convergence field, some of which may be complementary to the HyperTV Technology. Livewire will not, however, sell any services that infringe upon or violate in any material respect any intellectual property rights of HTVN in the HyperTV Technology.

5.3 ADDITIONAL SERVICES TO THE COMPANY: In the event that either Party agrees to provide any services to the Company in addition to the specific responsibilities provided for herein, such Party shall be entitled to fair and equitable compensation therefor, as negotiated by the Parties reasonably and in good faith.

5.4 BUSINESS OPPORTUNITIES: Nothing herein shall prevent either HTVN or Livewire from taking advantage of any other business opportunities that may become available to such Party from time to time during the term of this Agreement, or require either such Party to offer any such business opportunity to the Company or the other Party.

5.5 CONFIDENTIALITY: Each party hereto shall maintain in strict confidence and shall not at any time whether before or after the expiration or termination of this Agreement, utilize for any purpose other than as permitted hereunder or cause, enable, assist or permit anyone else to utilize any of the HyperTV Technology, Improvements and/or related information (the "Confidential Information,") which is not generally available to the public unless: (i) through no act of such party contrary to the obligations imposed hereby, such Confidential Information becomes known to the public prior to the date of such Party disclosure; (ii) such Confidential Information is approved for public release by HTVN; (iii) such Confidential Information is rightfully received by such Party from a third party without restrictions and without breach of such Party's obligations hereunder; (iv) such Confidential Information is independently developed by such Party without breach of this Agreement, and such Party can so demonstrate by a preponderance of the evidence; or (v) such Confidential Information is required to be disclosed by judicial or governmental proceeding.

         Notwithstanding the foregoing, such Party may disclose such Confidential Information to its employees who need to know such information in order to use and exploit the HyperTV Technology pursuant to the terms of this Agreement if it has taken reasonable steps to impose the aforesaid covenants of confidentiality on said employees and to ensure that said employees will not violate said covenants, including but not limited to, causing said employees to enter into written agreements in which said covenants of confidentiality are effectively imposed upon them. Each Party will copy the Confidential Information only to the extent reasonably necessary to enable each party to exercise its rights hereunder. In making any such copies, each Party agrees to reproduce faithfully all notices respecting copyright, trade secrets, and other proprietary rights. Nothing contained herein shall prevent each Party from disclosing in general terms the nature of its relationship with HTVN.

5.6 PURSUIT OF RIGHTS: In the event a Client is in default of its obligations under this Agreement, either Party may pursue its rights with respect to such Client independently of the other Party.

5.7 DELIVERY OF BILLS: Whenever HTVN or Livewire shall individually bill any Client, each Party shall thereupon provide copies of such bill to the other Party.

                                    ARTICLE 6
              DISPOSITION OF THE PARTIES' INTERESTS IN THE COMPANY

Each Party hereby agrees that it will not, at any time during the term of this Agreement, engage in any sale, assignment or transfer or any other disposition of any or all of its interest in the Company, including, without limitation, by means of any pledge, hypothecation, mortgage, lien or encumbrance, without the consent of the other Party, except that (i) Livewire will have the right to assign or otherwise transfer its rights in the Company and/or its rights under this Agreement to any Affiliate of Liberty Media Corporation or any Affiliate of the entity that survives the pending acquisition of Todd by an Affiliate of Liberty Media Corporation, and (ii) HTVN will have the right to assign or otherwise transfer its rights in the Company and/or its rights under this Agreement to any Affiliate of ACTV or HTVN.

                                    ARTICLE 7
                                 INDEMNIFICATION

Each Party shall indemnify, defend and hold harmless the other Party, its parent and Affiliated companies, successors and assigns, and each of its and their directors, officers, agents and employees, from and against all liabilities or losses, including, without limitation, reasonable attorneys' fees, arising out of any claims, lawsuits or judgments, whether threatened or actual, fixed or contingent, known or unknown, matured or unmatured, arising out of the breach of any representation, warranty or covenant by the indemnifying party under this Agreement. Each Party shall promptly inform the other in writing of any such claim, demand or suit and shall fully cooperate in the defense thereof.

                                    ARTICLE 8
                             LIMITATION OF LIABILITY

Notwithstanding anything to the contrary contained herein, neither Party shall under any circumstances be liable to the other for any consequential, indirect or incidental, special or exemplary damages arising out of any claims, lawsuits or judgments, whether threatened or actual, fixed or contingent, known or unknown, arising out of the breach of any representation, warranty or covenant under this Agreement, including but not limited to lost profits, loss of business, lost savings, or lost revenue

                                    ARTICLE 9
                                    INSURANCE

During the term of this Agreement, each of the Parties shall maintain, at its own expense, in full force and effect, with a responsible insurance carrier, reasonably acceptable to the other Party, such errors and omissions insurance as is customary for businesses of the type, nature and size of the Parties, pursuant to which each Party shall designate the other party as a beneficiary. Either Party shall, from time to time upon the reasonable request of the other Party, promptly furnish or cause to be furnished to the other Party, a certificate evidencing the insurance required hereby.

                                   ARTICLE 10
                                NON-SOLICITATION

During the term of this Agreement and for a period of two years thereafter, without the permission of the other party, neither Party shall solicit or hire (nor shall either Party cause or permit any of its wholly-owned subsidiaries to solicit or hire), either as an employee or independent contractor, any employee of the other Party or of any Affiliate of such other Party or any person who had been an employee of such other Party or of any Affiliates of such other Party within six (6) months prior to such solicitation or hiring. The Parties acknowledge that a violation of this paragraph could cause irreparable harm to such other Party or to the respective Affiliate of such Party, and accordingly it is agreed that, in addition to any other remedies available, such other Party or the respective Affiliate of such other Party shall be entitled to obtain temporary, preliminary and permanent injunctive relief against any threatened breach or any continuation of any breach hereunder, without the necessity of proving irreparable injury, which injury shall be presumed.

                                   ARTICLE 11
                              TERM AND TERMINATION

11.1 TERM: This Agreement shall be effective as of the date first written above and shall automatically terminate, unless terminated earlier pursuant to the terms herein, upon the twenty-one (21) year anniversary of the execution of this Agreement.

11.2      TERMINATION: This Agreement may be terminated as follows:

11.2.1    By the mutual written consent of HTVN and Livewire;

                       Upon thirty (30) calendar days prior written notice from HTVN to Livewire in the event of: (i) the commencement of any case, proceeding or other action under any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking to ajudicate Livewire a bankrupt or seeking reorganization, arrangement, composition or other relief with respect to such Party or such Party's debts; or the appointment of a receiver, trustee or custodian for all or a substantial part of Livewire's assets; or (ii) a material breach of this Agreement by Livewire that continues for sixty (60) calendar days without cure, after written notice thereof from HTVN to Livewire specifying such breach;

11.2.2 Upon thirty (30) calendar days prior written notice from Livewire to HTVN in the event of (i) the commencement of any case, proceeding or other action under any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking to ajudicate HTVN a bankrupt or seeking reorganization, arrangement, composition or other relief with respect to such party or such Party's debts; or the appointment of a receiver, trustee or custodian for all or a substantial part of HTVN's assets; or (ii) a material breach of this Agreement by HTVN that continues for sixty (60) calendar days without cure, after written notice thereof from Livewire to HTVN specifying such breach; or

11.2.3 By HTVN, in its sole discretion, in the event that a business combination among Livewire and Todd and Four Media Company has not occurred by July 30, 2000.

11.3 EFFECT OF TERMINATION: Anything contained herein to the contrary notwithstanding, a termination of this Agreement shall not result in a termination of the use licenses provided to existing Clients hereunder or the Company/Livewire License. In such event, Livewire shall continue to remit to HTVN the license fees due to HTVN pursuant to the HyperTV Technology licenses then in effect, and shall be entitled to grant use licenses (on behalf of HTVN) to any new and existing HyperTV Technology clients, serviced by Livewire from time to time after such termination, upon such terms and conditions as the Parties shall in such event determine by reasonable good faith negotiation; provided that in no event shall such terms and conditions be, in the aggregate, less favorable to Livewire than the best terms and conditions provided generally by HTVN, or any person on its behalf, to any unaffiliated third party.

                                   ARTICLE 12
                                  MISCELLANEOUS

12.1 LIMITS OF THE PARTIES: With respect to the management of the Company, except as expressly provided in this Agreement, neither Party shall have any authority to act for, or assume any obligations or responsibilities on behalf of, or bind the other Party or the Company.

12.2. EXPENSES: HTVN, on the one hand, and Livewire, on the other hand, shall bear its own costs, including attorneys' fees, incurred in negotiating this Agreement and consummating the transactions contemplated hereby.

12.3 TERMINATION OF COVENANTS, REPRESENTATIONS AND WARRANTIES: All covenants, representations and warranties contained herein or made in connection with the transactions contemplated hereby shall remain in effect for the duration of this Agreement.

12.4. NOTICES: All notices, requests, consents and other communications herein shall be in writing and shall be mailed by first class or certified mail, postage prepaid, or personally delivered or sent by overnight courier service which obtains evidence of delivery to the Party and its counsel as follows:

         If to HTVN:                        HyperTV Networks, Inc.
                                            c/o ACTV, Inc.
                                            1270 Avenue of the Americas
                                            Suite 24101
                                            New York, New York 10020
                                            Attention: William C. Samuels

          with copies to:                   Gersten, Savage & Kaplowitz.LLP
                                            101 East 52nd Street, 9th Floor
                                            New York, New York 10022
                                            Attention: Jay M.  Kaplowitz, Esq.

                                            and

                                            Day L. Patterson
                                            SVP/General Counsel
                                            HyperTV Networks, Inc.
                                            c/o ACTV, Inc.
                                            1270 Avenue of the Americas
                                            Suite 24101
                                            New York, New York 10020

        If to Livewire:                     Liberty Livewire LLC
                                            9197 South Peoria Street, Englewood,
                                            Colorado 80112
                                            Attention: David Beddow

        with a copy to:                     Baker & Botts, LLP
                                            599 Lexington Avenue, 29th Floor
                                            New York, New York 10022
                                            Attention:   Marc A. Leaf, Esq.

          or to such other address that the respective Parties may designate by means of written notice in compliance with the terms hereof.

12.5. ENTIRE AGREEMENT; MODIFICATIONS; WAIVER: This Agreement and the documents and other agreements specifically referred to herein constitute the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings, discussions and letters of intent with respect thereto. No amendment or modification of this Agreement and no waiver of any provision or condition hereof or granting of any consent contemplated hereby, shall be valid unless it is in writing, expressly refers to this Agreement and states that it is an amendment, modification or waiver and signed by all Parties, in the case of an amendment or modification, or the Party granting the waiver, in the case of a waiver. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed or construed as a waiver of the same term or condition or any other term or condition of this Agreement on any future occasion. Each Party acknowledges that it has participated fully in the drafting of this Agreement and that in the event of any ambiguity in any of the terms or provisions hereof, no such ambiguity shall be construed against either Party as the draftsperson thereof.

12.6 SUCCESSORS AND ASSIGNS: All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successor and assigns of the Parties hereto; provided, that no Party may assign this Agreement or any of its rights under this Agreement without the written consent of the other Party, except as provided in Article 6.

12.7 EXECUTION AND COUNTERPARTS: This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

12.8 GOVERNING LAW AND SEVERABILITY: This Agreement shall be governed by the laws of the State of New York as applied to agreements entered into and to be performed in such State. If any provision of this Agreement or any application thereof is held to be unenforceable, the remainder of the Agreement and any application of such provision shall not be affected thereby and to the extent permitted by law, there shall be substituted for the provisions held unenforceable, provisions which shall, as nearly as possible, have the same economic effect as the provisions held unenforceable.

12.9 PUBLICITY: Except for disclosure required by law, the timing and content of any announcements and press releases made prior to the execution of this Agreement concerning the transactions contemplated by this Agreement shall be determined by joint consultation of the Parties.

12.10 CAPTIONS: The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provisions of this Agreement.

12.11 SCHEDULES AND EXHIBITS: All of the schedules and exhibits to this Agreement are hereby incorporated in this Agreement and shall be deemed and construed to be a part of this Agreement for all purposes.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                HyperTV Networks, Inc.

                                                By: /s/ WILLIAM C. SAMUELS
                                                   -------------------------
                                                Name:  William C. Samuels
                                                Title:    Chairman

                                                Liberty Livewire, LLC

                                                By:  /S DAVID P. BEDDOW
                                                   -------------------------
                                                Name: David P. Beddow
                                                Title:   Vice President

                                                HyperTV with Livewire, LLC

                                                By:  /s/ BRUCE J. CROWLEY
                                                   -------------------------
                                                Name:  Bruce J. Crowley

                                                By: /s/ WILLIAM W. AIRY
                                                   -------------------------
                                                Name:   William W. Airy

                                 SCHEDULE 4.1.4

                                HTVN - COMPLIANCE

                                 SCHEDULE 4.2.4

                              LIVEWIRE - COMPLIANCE

                                    EXHIBIT A

                            COMPANY/LIVEWIRE LICENSE

                                    EXHIBIT B

                                 HYPERTV PATENTS

U.S.  PATENTS ISSUED:

------------------------- -------------------------- -------------------------------------------------------------------
       PATENT NO.                ISSUE DATE                                        TITLE
------------------------- -------------------------- -------------------------------------------------------------------
------------------------- -------------------------- -------------------------------------------------------------------
5778181                   July 7, 1998               Enhanced Video Programming System and Method for Incorporating
                                                     and Displaying Retrieved Integrated Internet Information Segments
------------------------- -------------------------- -------------------------------------------------------------------
5774664                   June 30, 1998              Enhanced Video Programming System and Method for Incorporating
                                                     and Displaying Retrieved Integrated Internet Information Segments
------------------------- -------------------------- -------------------------------------------------------------------
5761606                   June 2, 1998               Media Online Services Access Via Address Embedded in Video or
                                                     Audio Program

------------------------- -------------------------- -------------------------------------------------------------------
6018768                   Jan. 25, 2000              Enhanced Video Programming System and Method for Incorporating
                                                     and Displaying Retrieved Integrated Internet Information Segments
------------------------- -------------------------- -------------------------------------------------------------------
5907322                   May 25, 1999               Television Event Marking System
------------------------- -------------------------- -------------------------------------------------------------------


U.S.  PENDING APPLICATIONS:

------------------------- -------------------------- -------------------------------------------------------------------
    APPLICATION NO.           APPLICATION DATE                                     TITLE
------------------------- -------------------------- -------------------------------------------------------------------
------------------------- -------------------------- -------------------------------------------------------------------
09/396693                 September 15, 1999         Enhanced Video Programming System and Method for Providing a
                                                     Distributed Community Network
------------------------- -------------------------- -------------------------------------------------------------------
------------------------- -------------------------- -------------------------------------------------------------------
Not yet assigned          December 23, 1999          Enhanced Video Programming System and Method for Incorporating
                                                     and Displaying Retrieved Integrated Internet Information Segments
------------------------- -------------------------- -------------------------------------------------------------------
09/054740                 April 3, 1998              Media Online Services Access Via Address Embedded in Video or
                                                     Audio Program
------------------------- -------------------------- -------------------------------------------------------------------
Not yet assigned          December 21, 1999          Media Online Services Access Via Address Embedded in Video or
                                                     Audio Program
------------------------- -------------------------- -------------------------------------------------------------------

                                 HYPERTV PATENTS

------------------------- -------------------------- -------------------------------------------------------------------
    APPLICATION NO.           APPLICATION DATE                                     TITLE
------------------------- -------------------------- -------------------------------------------------------------------
------------------------- -------------------------- -------------------------------------------------------------------
09/397298                 September 15, 1999         Enhanced Video Programming System and Method Utilizing a Web Page
                                                     Staging Area
------------------------- -------------------------- -------------------------------------------------------------------
09/409305                 September 29, 1999         Enhanced Video Programming System and Method Utilizing User
                                                     Profile Information
------------------------- -------------------------- -------------------------------------------------------------------
09/411939                 October 4, 1999            Enhanced Video Programming System and Method Utilizing Shared
                                                     Whiteboard
------------------------- -------------------------- -------------------------------------------------------------------
09/461808                 December 16, 1999          Enhanced Video Programming System and Method Using a Local Host
                                                     for Communication
------------------------- -------------------------- -------------------------------------------------------------------

                                    EXHIBIT C

           ACTV INDIVIDUALIZED TELEVISION PATENTS AND PENDING PATENTS

ACTV U.S. PATENTS ISSUED:

-------------------- ------------------------ ------------------------------------------------------------------
    PATENT NO.              REG. DATE                                       TITLE
-------------------- ------------------------ ------------------------------------------------------------------
------------------------- -------------------------- -------------------------------------------------------------------
5861881              January 19, 1999         Interactive computer system providing an interactive
                                              presentation with personalized video, audio and graphics
                                              responses for multiple viewers
-------------------- ------------------------ ------------------------------------------------------------------
5724091              March 3, 1998            Compressed Digital Data Interactive Program System
-------------------- ------------------------ ------------------------------------------------------------------
5682196              October 28, 1997         Three-Dimensional (3D) Video Presentation System Providing
                                              Interactive 3D Presentation with Personalized Audio Responses for Multiple Viewers
-------------------- ------------------------ ------------------------------------------------------------------
5632007              May 20, 1997             Interactive System and Method for Offering Expert Based
                                              Interactive Programs
-------------------- ------------------------ ------------------------------------------------------------------
5585858              Dec. 17, 1996            Simulcast of Interactive signals with a Conventional Video Signal
-------------------- ------------------------ ------------------------------------------------------------------
5537141              July 16, 1996            Distance Learning System Providing Individual Television
                                              Participation, Audio Responses and Memory for Every Student
-------------------- ------------------------ ------------------------------------------------------------------
RE 34340 (reissue    August 10, 1993          Closed Circuit Television System Having Seamless Interactive
of 4918516)                                   Television Programming and Expandable User Participation
-------------------- ------------------------ ------------------------------------------------------------------
5068733              Nov. 26, 1991            Multiple Access Television
-------------------- ------------------------ ------------------------------------------------------------------
4847700              July 11, 1989            Interactive Television System for Providing Full Motion Synched
                                              Compatible Audio/Visual Displays from Transmitted Television
                                              Signals
-------------------- ------------------------ ------------------------------------------------------------------
4847699              July 11, 1989            Method for Providing an Interactive Full Motion Synched
                                              Compatible Audio/Visual Television Display
-------------------- ------------------------ ------------------------------------------------------------------
4847698              July 11, 1989            Interactive Television System for Providing Full Motion Synched
                                              Compatible Audio/Visual displays
-------------------- ------------------------ ------------------------------------------------------------------
4602279              July 22, 1986            Method for Providing Targeted Profile Interactive CATV Displays
-------------------- ------------------------ ------------------------------------------------------------------
4573072              Feb. 25, 1986            Method for Expanding Interactive CATV displayable Choices for a
                                              Given Channel Capacity
-------------------- ------------------------ ------------------------------------------------------------------
4507680              March 26, 1985           One-Way Interactive Multisubscriber Communication System
-------------------- ------------------------ ------------------------------------------------------------------

                                      28


                              EXHIBIT C (CONTINUED)

                            ACTV INDIVIDUALIZED TELEVISION PATENTS AND PENDING PATENTS

-------------------- ------------------------ ------------------------------------------------------------------
4264925              April 28, 1981           Interactive Cable Television System
-------------------- ------------------------ ------------------------------------------------------------------
4264924              April 28, 1981           Dedicated Channel Interactive Cable Television System
-------------------- ------------------------ ------------------------------------------------------------------


ACTV U.S. PENDING APPLICATIONS:

-------------------- ----------------------- ------------------------------------------------------------------------
     APPL. NO.             APPL. DATE                                         TITLE
-------------------- ----------------------- ------------------------------------------------------------------------
-------------------- ----------------------- ------------------------------------------------------------------------
08/887314            July 3, 1997            Compressed Digital-Data Interactive Television System with Digital
                                             Delay
-------------------- ----------------------- ------------------------------------------------------------------------
09/154069            Sept. 16, 1998          Compressed Digital-Data Interactive Television System with Digital
                                             Delay
-------------------- ----------------------- ------------------------------------------------------------------------
08/815168            March 11, 1997          Digital Interactive System for Providing Full Interactivity with Live
                                             Programming Events
-------------------- ----------------------- ------------------------------------------------------------------------
09/335372            June 17, 1999           Compressed Digital Seamless Video
-------------------- ----------------------- ------------------------------------------------------------------------
09/429851            October 28, 1999        Compressed Digital Data Interactive Program System
-------------------- ----------------------- ------------------------------------------------------------------------
09/429850            October 28, 1999        Compressed Digital Data Interactive Program System
-------------------- ----------------------- ------------------------------------------------------------------------
09/429852            October 28, 1999        Compressed Digital Data Interactive Program System
-------------------- ----------------------- ------------------------------------------------------------------------

                                    EXHIBIT D
                          REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT E

                                     WARRANT

                                      31